SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2013

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of CenterState Banks, Inc. (the “Company”) was held on April 25, 2013. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

The following directors were elected to serve until the annual meeting of shareholders in 2014. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	21,752,371	548,083	3,413,367
G. Robert Blanchard, Jr.	21,873,790	426,664	3,413,367
C. Dennis Carlton	21,758,825	541,629	3,413,367
John C. Corbett	21,856,879	443,575	3,413,367
Griffin A. Greene	21,876,306	424,148	3,413,367
Charles W. McPherson	21,858,125	442,329	3,413,367
G. Tierso Nunez II	21,904,130	396,324	3,413,367
Thomas E. Oakley	17,905,792	4,394,662	3,413,367
Ernest S. Pinner	20,536,047	1,764,407	3,413,367
William K. Pou, Jr.	21,904,330	396,124	3,413,367
Joshua A. Snively	21,904,130	396,324	3,413,367

The second resolution was an advisory non binding vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the compensation discussion and analysis, compensation tables and narrative discussion. The number of votes cast was approximately as follows:

For	19,929,609
Against	2,206,327
Abstain	164,518
Broker non votes	3,413,367

The third resolution was to approve the CenterState 2013 Equity Incentive Plan. The number of votes cast was approximately as follows:

For	19,612,652
Against	2,377,238
Abstain	310,564
Broker non votes	3,413,367

The fourth and final resolution was to ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The number of votes cast was approximately as follows:

For	25,656,156
Against	49,699
Abstain	7,966

Item 8.01.	Other Events.

On April 25, 2013 the Company’s Board of Directors unanimously approved a revised Compensation Committee Charter attached to this Form 8-K as Exhibit 99.1.

Exhibit 99.1	Compensation Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: April 26, 2013

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